SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 24, 2005

CAPITOL FEDERAL FINANCIAL

(Exact name of Registrant as specified in its Charter)

United States (State or other jurisdiction of incorporation)	0-24118 (Commission File Number)	48-1212142 (IRS Employer Identification Number)

700 Kansas Avenue   Topeka, Kansas 66603

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(785) 235-1341

N/A

(Former name or former address, if changed since last report)

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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS

On January 25, 2005, the Registrant issued the press release attached hereto as Exhibit 99.3 announcing the retirement of Robert B. Maupin and Carl W. Quarnstrom from the Board of Directors and the election of Jeffrey M. Johnson and Michael T. McCoy, M.D. to fill these positions, and is incorporated herein by reference.

ITEM 7.01   REGULATION FD DISCLOSURE

The Registrant's press release dated January 25, 2005, announcing an enhancement to the company's current dividend policy and a cash dividend of $0.50 per share on outstanding CFFN common stock payable on February 18, 2005 to stockholders of record as of the close of business on February 4, 2005, is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

The Registrant's press release dated January 24, 2005 announcing the annual meeting presentation will be available on the company web-site at 10:00 a.m. central time on January 25, 2005 is attached hereto as Exhibit 99.1(a), and is incorporated herein by reference.  Additional information supplied includes the CFFN Annual Shareholders Meeting Slide Presentation as Exhibit 99.1(b).

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit 99.1(a) - Press Release dated January 24, 2005

Exhibit 99.1(b) - CFFN Annual Shareholders Meeting Slide Presentation.

Exhibit 99.2 - Dividend Press Release dated January 25, 2005

Exhibit 99.3 - Director Press Release dated January 25, 2005

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SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL FEDERAL FINANCIAL

Date: January 26, 2005	By:	/s/ John B. Dicus John B. Dicus, President and Chief Executive Officer
Date: January 26, 2005	By:	/s/ Neil F. M. McKay Neil F. M. McKay, Executive Vice President and Chief Financial Officer

End.